EXHIBIT 23.2

CONSENT OF HILL, BARTH & KING LLC, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus of Bancshares of Florida, Inc. for the registration of 400,000 shares of its common stock of our report dated February 10, 2003 incorporated in the Annual Report on Form 10K of the consolidated financial statements of Bancshares of Florida, Inc. for the year ended December 31, 2002.

/s/    HILL BARTH, & KING LLC

Certified Public Accountants

Naples, Florida

February 4, 2004